UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

OFA GROUP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42592	98-1824417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

609 Deep Valley Drive, Suite 200 Rolling Hills, CA	92074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 418-5160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.001 par value per share	OFAL	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 6, 2026, OFA Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report the Company entering into the Agreement (defined below). This Amendment No. 1 to the Original Report (this “Amendment”) amends the Original Report to file the correct Agreement. Such corrected form of Agreement is filed hereto as Exhibit 10.1 and replaces in its entirety the agreement that was filed as Exhibit 10.1 to the Original Report. Except as described above, the Original Report remains unchanged.

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2026, OFA Group, Inc. (the “Company”) entered into a Real World Asset Tokenization Service Agreement (the “Agreement”) with MD Queens Development LLC, or its designated special purpose vehicle (the “Client”), in connection with a proposed mixed-use real estate development project located in Long Island City, New York (the “Project”).

Pursuant to the Agreement, the Company, through its Hearth RWA tokenization platform, will provide certain blockchain-based tokenization infrastructure and related technology services in connection with the Project. Such services include, among other things, the design and technical creation of digital tokens representing interests in a designated special purpose vehicle associated with the Project, development and deployment of smart contracts, digital asset registry infrastructure, integration of project-related documentation, and implementation of certain compliance-enabled technical features.

Under the Agreement, the Company is entitled to receive an aggregate platform technology fee of $15,000,000. The fee is payable in two milestone-based installments, consisting of (i) an initial installment equal to 50% of the total fee upon execution of the Agreement and delivery of certain initial platform architecture and configuration materials and (ii) a second installment equal to the remaining 50% upon initiation of deployment of smart contracts, platform infrastructure and token issuance setup, and full platform integration, in each case subject to invoicing and the other terms and conditions of the Agreement. The Agreement provides that the fee constitutes compensation solely for technology and tokenization infrastructure services and is not contingent upon the success of any capital raising, token sale, or investment activity.

The Agreement further provides that the Company’s role is limited to technology infrastructure and platform services. The Agreement states that the Company will not act as an issuer, broker-dealer, placement agent, investment adviser, exchange operator, or fundraising intermediary in connection with the Project or any digital assets issued in connection therewith, and that the Client will remain solely responsible for securities law compliance, offering structure, investor-related activities, and related matters.

The Agreement contains customary representations and warranties, confidentiality obligations, indemnification provisions, limitations of liability, and termination provisions. The Agreement will remain in effect until completion of the services described therein, unless earlier terminated in accordance with its terms.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 6, 2026, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Real World Asset Tokenization Service Agreement, dated March 31, 2026, by and between OFA Group, Inc. and MD Queens Development LLC (or its designated special purpose vehicle).
99.1	Press Release, dated April 6, 2026. (incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K, filed with SEC on April 6, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2026	OFA Group

	By:	/s/ Li Hsien Wong
	Name:	Li Hsien Wong
	Title:	Chief Executive Officer